Exhibit 99.2

EXAR CORPORATION
FIRST QUARTER FISCAL YEAR 2017 EARNINGS ANNOUNCEMENT
PREPARED CONFERENCE CALL REMARKS

Exar Corporation is providing a copy of these prepared remarks in conjunction with our fiscal year 2017 first quarter press release in order to provide shareholders and analysts with additional time and detail for analyzing our financial results in advance of our quarterly conference call. The conference call will begin today, August 3, 2016 at 4:45 p.m. EDT (1:45 p.m. PDT). To access the conference call, please dial (918) 534-8424 or (844) 359-0802. The passcode for the live call is 48010625. In addition, a live webcast will be available on Exar's Investor webpage and an archive of the conference call webcast will be available after the conclusion of the conference call.

Please see the section “Discussion of Non-GAAP Financial Measures” later in this document for more details on non-GAAP data. Investors should also refer to the reconciliation of Non-GAAP Results to GAAP Results, which is contained in our press release. Unless otherwise indicated, all non-GAAP financial results presented exclude the financial results of the iML Display business, which the Company is in the process of divesting, and are presented in the GAAP results as discontinued operations.

Discussion of GAAP Operating Results

Today we reported the following GAAP results for our first quarter fiscal 2017 (comprised of fourteen weeks, as opposed to the usual thirteen weeks).

	THREE MONTHS ENDED
	JULY 3, 2016		MARCH 27, 2016		JUNE 28, 2015
Net Sales	$27,136	100%	$25,343	100%	$28,183	100%
Cost of Sales	13,774	51%	13,370	53%	15,305	54%
Gross Profit	$13,362	49%	$11,973	47%	$12,878	46%
Operating Expenses	5,492	20%	12,467	49%	15,949	57%
Income (Loss) from Operations	$7,870	29%	$(494)	-2%	$(3,071)	-11%

First quarter net sales increased $1.8 million or 7% sequentially. First quarter net sales were positively impacted by the Chinese New Year rebound and 14th week, driven by advanced products growth and offset by channel inventory reduction. First quarter net sales decreased $1.0 million or 4% from the first quarter a year ago which was a result of $1.0 million in Intellectual Property license sales in the prior period. For additional commentary on net sales, see comments regarding sales by end markets below.

On a GAAP basis, first quarter gross margin of 49.2% increased from the fourth quarter gross margin of 47.2% and 45.7% reported in the same period a year ago, largely as a result of our strategic initiative to lower our cost of goods sold and increased advanced product sales, which generally sell at high margins.

In the first quarter, on a GAAP basis, operating expenses were $5.5 million, compared with $12.5 million reported in the previous fourth quarter and $15.9 million a year ago. We recorded a gain of $9.3 million related to the sale-leaseback of our corporate headquarters, and charges of (i) $1.9 million expense related to EDA tool impairment and maintenance, (ii) $1.1 million stock-based compensation expense, (iii) $0.9 million mergers and acquisitions costs, and (iv) $0.7 million purchase amortization.

First quarter GAAP net income from continuing operations was $7.5 million, or $0.15 per diluted share, compared with GAAP net loss of $0.4 million reported in the previous fourth quarter, or a loss of $0.01 per share.

First quarter GAAP net income from discontinued operations was $1.4 million, or $0.03 per diluted share, compared with GAAP net loss of $1.8 million reported in the previous fourth quarter, or a loss of $0.03 per share. First quarter discontinued operations included charges of $1.8 million of purchase amortization.

Discussion of Business and Non-GAAP Financial Highlights (Continuing Operations Only)

The Company’s non-GAAP measures exclude certain recurring charges, such as stock-based compensation, amortization and impairment of acquired intangible assets, as well as certain one-time or non-recurring charges, such as charges from restructuring. Please see the section “Discussion of Non-GAAP Financial Measures” later in this document for more details on non-GAAP data.

We reported the following non-GAAP results for our first quarter fiscal 2017:

●	Net sales were $27.1 million, up 7 percent sequentially.
●	Gross margin was 51.8%, a 188 basis points improvement from the previous quarter.
●	Operating expenses of $10.1 million decreased $1.1 million or 10% from the previous quarter’s expenses of $11.1 million.
●	Operating income was $4.0 million, up $2.5 million and $2.8 million from fiscal 2016 fourth quarter and the same period a year ago, respectively.
●	Net income of $3.8 million increased $2.3 million or 152% from the previous quarter’s net income of $1.5 million.
●	EPS was $0.08, up from the $0.03 reported in the fiscal 2016 fourth quarter and from the $0.02 reported for the same period a year ago.

Our net sales by end market in dollars and as a percentage of total net sales were as follows for the periods presented (in thousands, except percentages):

	THREE MONTHS ENDED
	JULY 3, 2016		MARCH 27, 2016		JUNE 28, 2015
Industrial	$18,436	67%	$15,945	63%	$19,465	69%
Infrastructure	5,596	21%	5,757	23%	4,474	16%
Audio/Video	1,852	7%	2,102	8%	1,940	7%
Automotive	779	3%	850	3%	946	3%
Other	473	2%	689	3%	1,358	5%
Net Sales	$27,136	100%	$25,343	100%	$28,183	100%

In light of the pending divestiture of the iML Display business, we are taking this opportunity to supply additional transparency with respect to the key markets that Exar targets and serves. Accordingly, we are reporting on two new additional markets: Audio/Video and Automotive.

Industrial. Fiscal 2017 first quarter Industrial revenue was $18.4 million, which represented 67% of sales, an increase of 16% when compared to the $15.9 million reported in the fiscal 2016 fourth quarter. As anticipated, the first quarter was seasonally stronger, benefitting from an additional week, and was offset in part by reduction of channel inventory.

Infrastructure. Fiscal 2017 first quarter Infrastructure revenue was $5.6 million, which represented 21% of sales, a decrease of 3% when compared to the $5.8 million reported in the fiscal 2016 fourth quarter. This decrease was consistent with expectations and was attributable to a reduction in legacy telecommunications product sales.

Audio/Video. Fiscal 2017 first quarter Audio/Video revenue was $1.9 million, which represented 7% of sales, a decrease of 12% when compared to the $2.1 million reported in the fiscal 2016 fourth quarter. This decrease was consistent with expectations and was attributable to a soft demand environment for the video processor business.

Automotive. Fiscal 2017 first quarter Automotive revenue was $779 thousand, which represented 3% of sales, a decrease of 8% when compared to the $850 thousand reported in the fiscal 2016 fourth quarter.

Discussion of Non-GAAP Gross Margins, Operating Expenses and Operating Margins (Continuing Operations Only)

On a non-GAAP basis, our net sales and operating results as a percentage of net sales were as follows for the periods presented (in thousands, except percentages):

	THREE MONTHS ENDED
	JULY 3, 2016		MARCH 27, 2016		JUNE 28, 2015
Net Sales	$27,136	100%	$25,343	100%	$28,183	100%
Cost of Sales	13,066	48%	12,679	50%	14,611	52%
Gross Profit	$14,070	52%	$12,664	50%	$13,572	48%
Operating Expenses	10,087	37%	11,147	44%	12,388	44%
Income from Operations	$3,983	15%	$1,517	6%	$1,184	4%

Gross Margin

On a non-GAAP basis, first quarter gross margin was 52%, a 188 basis point improvement over the fiscal 2016 fourth quarter gross margin of 50%. This equates to a non-GAAP gross profit of $14.1 million for the first quarter, compared with $12.7 million last quarter. This sequential increase was attributable to an increase in advanced product sales, as well as the results from continued cost reduction initiatives. First quarter gross margin of 52% is also higher than the 48% gross margin reported in the same quarter a year ago, largely due to the results of cost reduction efforts.

Operating Expenses

First quarter operating expenses on a non-GAAP basis of $10.1 million declined 10% sequentially from $11.1 million reported in the previous fourth quarter and 19% from the $12.4 million reported in the first quarter a year ago. First quarter R&D expenses were $4.4 million, a 12% sequential decrease as compared with the $5.0 million reported in the fourth quarter and a 28% decrease from the $6.1 million reported a year ago. R&D expenses were lower as a result of lower headcount and associated costs after a restructuring completed in April 2016. SG&A expenses were $5.7 million, down 7% sequentially as compared with the $6.1 million reported in the fourth quarter, and down 10% from the $6.3 million reported a year ago. These expenses were slightly lower due to a $0.2 million gain recognized during the first quarter upon the sale-leaseback of our Fremont corporate facility.

Operating Margin

In the first quarter, operating income and operating margin on a non-GAAP basis were $4.0 million and 15%, respectively, compared to $1.5 million and 6% in the previous fourth quarter, and $1.2 million or 4% from the same quarter a year ago.

EBITDA

In the first quarter, non-GAAP EBITDA and EBITDA margin were $4.9 million and 18%, respectively, compared with $2.4 million and 9% in the previous fourth quarter, and $2.8 million and 10% from the same quarter a year ago.

Discussion of Non-GAAP Net Income/EPS (Continuing Operations Only)

Net Income

First quarter non-GAAP net income of $3.8 million increased $2.3 million and $2.7 million sequentially and on a year-over-year basis, respectively.

EPS

First quarter non-GAAP earnings per fully diluted share of $0.08 increased $0.05 per share and $0.06 per share sequentially and on a year-over-year basis, respectively.

Consolidated Balance Sheet and Cash Flow Highlights

Cash and Equivalents

We ended the fiscal 2017 first quarter with $85.3 million in cash and cash equivalents, up from $55.1 million reported in the previous fourth quarter.

Net Accounts Receivable

First quarter net accounts receivable decreased to $18.7 million from $19.4 million last quarter. First quarter DSO decreased to 68 days, compared to 70 days last quarter.

Net Inventory

Fourth quarter net inventory increased to $22.1 million from $20.8 million in the previous fourth quarter. First quarter days inventory was 153 days, compared to 147 days last quarter.

Fixed Assets

On May 9, 2016, we entered into an agreement with ASUS Computer International in which the parties agreed to consummate a sale and leaseback transaction. Under the terms of the Purchase Agreement, we agreed to sell our corporate headquarters properties in Fremont, California for a total purchase price of $26.0 million. The transaction was closed in May, and during the first quarter we recorded a $9.3 million gain.

Deferred Margin

First quarter deferred margin increased to $9.1 million, compared with $7.7 million in the previous fourth quarter.

Assets and Liabilities Held for Sale

The Company is in the process of divesting its wholly-owned subsidiary Integrated Memory Logic Limited (iML) to Beijing E-Town Chipone Technology Co., Ltd., a consortium comprised of Beijing-based IC design and solutions manufacturer Chipone Technology Co., Ltd and its financial partner Beijing E-Town International Investment & Development Co., Ltd. Accordingly, the assets and liabilities of iML are presented as assets and liabilities held for sale. At the end of fiscal 2017 first quarter, assets held for sale was $92.7 million, and liabilities held for sale was $2.5 million.

Cash Flow

First quarter total depreciation and amortization was $2.1 million, of which $0.9 million was included in the non-GAAP results. Cash flow from operations was $4.1 million. Free cash flow for the first quarter of $28.1 million included net proceeds from the sale-leaseback of the Fremont corporate facility of $24.1 million.

Capital Structure

The number of shares used in the first quarter calculation of non-GAAP results was 49.3 million, consistent with the previous fourth quarter’s 49.1 million. We did not repurchase any shares during the first quarter.

Discussion of Fiscal 2017 Second Quarter Guidance for Continuing Operations

For the fiscal 2017 second quarter ending October 2, 2016, the Company expects results to be as follows:

●	Net sales: Flat to up 3% sequentially
●	GAAP gross margin: 47% to 49% (Non-GAAP 51% to 53%)
●	GAAP operating expenses: $12.5 million to $13.0 million (Non-GAAP $10.0 million to $10.5 million)
●	GAAP EPS: $0.00 to $0.02 (Non-GAAP $0.07 to $0.09)

Forward-Looking Statements Safe Harbor Disclosure

Except for historical information contained herein, this press release and matters discussed on the conference call contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company remaining upbeat about its prospects, the Company’s financial outlook expectations for the second quarter ending October 2, 2016 and the Company’s commitment to its strategy to focus on its core competencies, maximize the Company’s operating cash and redeploy assets toward its fundamental goal of increasing shareholder value. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Therefore, actual outcomes and results may differ materially from what is expressed herein. For a discussion of these risks and uncertainties, the Company urges investors to review in detail the risks and uncertainties and other factors described in its Securities and Exchange Commission (SEC) filings, including, but not limited to, the “Risk Factors”, “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our public reports filed with the SEC, including our annual report on Form 10-K filed with the SEC on May 27, 2016, and available on our Investor webpage and on the SEC website at www.sec.gov.

Discussion of Non-GAAP Financial Measures

The Company’s non-GAAP measures exclude charges related to stock-based compensation, amortization of acquired intangible assets, impairment charges, initial gain upon closing sale-leaseback of our corporate headquarters, restructuring charges and exit costs which include costs for personnel whose positions have been eliminated as part of a restructuring or are in the process of being eliminated as part of the discontinuation of a product line, severance costs associated with the former CEO, accruals for and proceeds received from dispute resolutions and patent litigation, merger and acquisition and related integration costs, transition services provided to and reimbursement thereof as part of a disposal group, certain income tax benefits and credits, and related income tax effects on certain excluded items. The Company excludes these items primarily because they are significant special expense and gain estimates, which management separates for consideration when evaluating and managing business operations. The Company’s management uses non-GAAP net income and non-GAAP earnings per share to evaluate its current operating results and financial results and to compare them against historical financial results.  Additionally, we disclose the non-GAAP measure of free cash flow, which is derived from our net cash provided (used) by operations, less purchases of fixed assets and IP, plus proceeds from the sale of fixed assets and IP. Management believes these non-GAAP measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in evaluating the Company and provides further clarity on its profitability.

Unless otherwise indicated, all non-GAAP financial results exclude the financial results of the iML Display business, which the Company is in the process of divesting, and are presented in the GAAP results as discontinued operations.

In addition, the Company believes that providing investors with these non-GAAP measurements enhances their ability to compare the Company’s business against that of its competitors who employ and disclose similar non-GAAP measures.  However, the manner in which we calculate these non-GAAP financial measures may be different from non-GAAP methods of accounting and reporting used by the Company’s competitors to the extent their non-GAAP measures include or exclude other items.  The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures may not reflect the full economic impact of Exar’s activities. Accordingly, investors are cautioned not to place undue reliance on non-GAAP information. The presentation of this additional information should not be considered a substitute for net income or net income per diluted share or other measures prepared in accordance with GAAP.

Investors should refer to the reconciliation of Non-GAAP Results to GAAP Results, which is contained in our press release.